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                                                                   EXHIBIT 10.37

                                                                  EXECUTION COPY


                       AMENDED AND RESTATED SECURITY DEED

         This Security Deed, dated as of June 22, 2006 (the "DEED"), is executed by Stonepath Holdings (Hong Kong) Limited (the "COMPANY") in favor of SBI Brightline, a Delaware limited liability company (the "LENDER") and amends and restates that certain Security Deed, dated as of June 19, 2006, by and between the Company and the Lender, in its entirety.

         In consideration of the mutual promises contained herein, and in consideration of the loan in the amount of FOUR MILLION U.S. DOLLARS (U.S.$4,000,000) from the Lender to the Company, evidenced by the Term Credit Agreement by and between the Lender and the Company, dated June 19, 2006 and the note issued in connection therewith, (the "NOTE"), the parties agree as follows:

         1. Creation of a Security Interest. As security for payment of the Note and any and all other sums (whether principal, interest, fees or otherwise) which are now or at any time may become payable by the Borrower under any financial agreement with the Lender to which it is a party (the "RELEVANT INDEBTEDNESS"), the Company hereby grants the Lender a security interest in the Collateral (defined below). To perfect the security interest created hereby, in addition to the other obligations of the Company hereunder, the Company shall execute and deliver to the Lender any and all documents deemed necessary by the Lender for such perfection. Upon termination of this Deed (defined in Section 8 below) and the security interest described herein, the Lender shall execute and deliver to the Company any and all documents deemed necessary by the Company for the termination of such security interest.

         2. Collateral.

                  (a) Collateral Defined: The collateral consists of (i) all of the Company's ownership interest in Stonepath Freight Express (Hong Kong) Limited, Stonepath Logistics (Hong Kong) Limited, G-Link Express Logistics (Singapore) Pte. Ltd., G-Link Express Logistics (Cambodia) Pte. Ltd., G-Link Express Logistics (Penang) Sdn. Bhd., G-Link Express Logistics (KL) Sdn. Bhd., G-Link Express Logistics (JB) Sdn. Bhd., Planet Logistics Express (Singapore) Pte. Ltd., Group Logistics Pte. Ltd., Shaanxi Sunshine Cargo Services Int'l Co., Ltd., Shaanxi Sunshine Cargo Service (Hong Kong) Co., Ltd., Stonepath Logistics (China) Limited, Glink Express Freight (Asia Pacific) Pte. Ltd., and Stonepath Logistics (Asia Pacific) Pte. Ltd. (collectively, the "COMPANY SUBSIDIARIES"), and (ii) all other assets of the Company, whether now in existence or acquired by the Company after the date hereof (collectively, the "ASSETS") (collectively, the collateral described in clause (i) and clause (ii) is referred to as the "COLLATERAL").

                  (b) Charges of All Assets:

                           (i) The Company as beneficial owner hereby charges to
Lender by way of first floating charge all of Company's right, title, interest and benefit in and to all of the Assets upon the terms set out herein as a continuing security for the due and punctual payment of the Note. This obligation shall remain in full force and effect until the Relevant Indebtedness has been paid in full.

                           (ii) The Lender may at any time after an Event of
Default (as defined in the Note or any other agreement relating to the Relevant Indebtedness), by notice in writing to the Borrower, convert the floating charge hereby created into a fixed charge as regards any property, assets or rights specified in the notice. If the Borrower, without the prior written consent of the Lender, creates, incurs or permits to arise or subsist any encumbrance over the Assets or attempts or takes any steps so to do, the floating charge hereby created shall automatically, without notice, be converted into a fixed charge as regards the Assets thereby affected.

                  (c) Charge of Shares:

                           (i) The Company as beneficial owner hereby mortgages,
charges and assigns by way of first fixed charge all its Shares (defined below) of each of the Company Subsidiaries to the Lender as a continuing security for the due and punctual payment of the Note ("SHARES" means all those shares constituting the entire issued share capital of the Company Subsidiaries owned or otherwise controlled by the Company and shall if the context permits, include all dividends,





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rights or other property accruing in respect of such Shares). This obligation shall remain in full force and effect until the Relevant Indebtedness has been paid in full.

                           (ii) For the purpose of enabling the Lender to
exercise its rights under this Deed, the Company undertakes forthwith upon the execution of this Deed to deposit the certificates in respect of the Shares together with instruments of transfer and contract notes in respect thereof, duly executed in blank with a third party escrow agent, to be agreed upon by the parties.

                  (d) Enforcement: Upon the occurrence of an Event of Default (as defined in the Note or any other agreement relating to the Relevant Indebtedness), the Lender shall, without further authority, first proceed against the Accounts Receivable of the Company and the Company Subsidiaries for a sixty (60) day period after such Event of Default. After the Lender's good faith efforts to collect Accounts Receivable amounts due to the Company and the Company Subsidiaries for such sixty (60) day period, if the proceeds are not sufficient to discharge the costs thereby incurred and the Relevant Indebtedness, then the Lender may, without further notice or authority, sell or dispose of firstly all or any part of the Assets other than the Shares and secondly all or any part of the Shares, and may apply the proceeds of any such sale or disposition in or towards the discharge of the costs thereby incurred and of the Relevant Indebtedness in such manner as the Lender in its absolute discretion deems fit. The Lender is authorized to give a good discharge for any moneys received by the Lender pursuant to the exercise of its power of sale and a purchaser shall not be bound to inquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale. Any sales of the Assets by the Lender shall be made with commercially reasonable efforts to obtain fair market value thereof.

         3. The Company's Obligation. The Company shall pay to the Lender all amounts due and owing to the Lender with respect to the Relevant Indebtedness both as to principal and as to interest, in accordance with the terms of same, when and as the same become due.

         4. Rights of Lender. Upon the occurrence of any Event of Default (as defined in the Note or any other agreement relating to the Relevant Indebtedness), the Lender shall be entitled to declare the debt secured hereby immediately due and payable. Without limitation of any of the foregoing, upon an Event of Default, the Lender may at any time and from time to time, with or without judicial process and the aid or assistance of others, and without resistance or interference by the Company, take possession of the Collateral or dispose of any part or all of the Collateral; or require the Company to assemble and make available to the Lender at the expense of the Company any part or all of the Collateral at any place or time designated by the Lender which is reasonably convenient to the Company.

         5. Application of the Proceeds. All proceeds of any sale of the Collateral by Lender pursuant to Section 4 shall be applied as follows: (i) first, to the payment of all fees and expenses incurred by the Lender in connection with any such sale, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and reasonable fees of counsel for the Lender in connection therewith; (ii) second, to the payment of accrued interest, if any, on the Relevant Indebtedness, to the date of receipt of such proceeds; (iii) third, to the payment of the outstanding principal balance of the Relevant Indebtedness; and (iv) fourth, to the Company.

         6. Further Assurances.

                  (a) In order to perfect the security interests of Lender described herein, the Company shall register the details of the Charge of Shares and Charge of Assets detailed above with the Hong Kong Companies Registry as soon as possible and in any event within five (5) weeks of creation of such security arrangements. Upon termination of this Deed and the security interest described herein, the Lender shall execute and deliver to the Company any and all documents deemed necessary by the Company to notify the Hong Kong Companies Registry of the termination of such security interest.

                  (b) In addition to the foregoing, at the request of the Lender, the Company will promptly make, execute, deliver, record, register or file all such financing statements, continuation statements and amendments thereto, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to the Lender such instruments constituting or evidencing items of the Collateral as may be requested by the Lender to better assure it with respect to the security interests granted pursuant to this Deed. The Company will cause all security instruments, notices and financing statements to be duly registered, recorded and filed and to be duly reregistered, rerecorded and refiled at the time



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and in the places now or hereafter required by all applicable laws for the proper maintenance of the validity and priority of the security interests and liens given as described above, and will pay all fees, charges, or taxes imposed with respect to any such registration, recording or filing. Upon termination of this Deed and the security interest described herein, the Lender shall execute and deliver to the Company any and all documents deemed necessary by the Company to terminate or withdraw any such security instruments, notices and financing statements.

         7. Termination of the Security Interest. The security interest created pursuant to this Deed shall terminate upon payment in full of the Relevant Indebtedness.

         8. Miscellaneous.

                  (a) The Company waives any right to require Lender (i) to proceed against any person, firm or corporation; (ii) to exhaust any Collateral it may hold at any time; (iii) to apply any Collateral in any order; or (iv) to pursue any other remedy whatsoever in a Lender's power. Neither this Deed, nor any term hereof, may be amended, waived, discharged or terminated except by means of an agreement in writing signed by the Company and the Lender.

                  (b) All notices, requests, demands and other communications hereunder shall be made and delivered as prescribed in the Note.

                  (c) This Deed shall bind and inure to the benefit of the parties, their legal representatives, successors and assigns.

                  (d) This Deed shall be governed in all respects by the internal laws of Hong Kong and the parties submit to the non-exclusive jurisdiction of the courts of Hong Kong.

                  (e) This Deed may be executed in counterparts, all of which taken together shall constitute one and the same instrument by signing any such counterpart.

                  (f) This Deed and the security interest created hereby are for the sole and exclusive benefit of the Lender and its assignees and shall not operate to the benefit of any other third party.

                  [Remainder of page intentionally left blank]




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THE COMPANY:

The Common Seal of                          )
Stonepath Holdings (Hong Kong) Limited      )              /s/ ROBERT AROVAS
was hereunto affixed in the                 )
presence of:                                )                 Robert Arovas
            -------------------------------



THE LENDER:

SBI BRIGHTLINE, LLC:

By: /s/ SHELLY SINGHAL
    --------------------------------
    Shelly Singhal
    --------------------------------
    Title: Managing Member
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